EXHIBIT D

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER
REGARDING INTERESTS
IN AETOS DISTRESSED INVESTMENT STRATEGIES FUND, LLC
TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED September 1, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY AETOS ALTERNATIVES MANAGEMENT, LP
EITHER BY MAIL OR BY FAX BY, 12:00 MIDNIGHT,
NEW YORK TIME, ON SEPTEMBER 30, 2026,
UNLESS THE OFFER IS EXTENDED.

COMPLETE THE LAST PAGE OF NOTICE OF WITHDRAWAL AND RETURN TO: Aetos Alternatives Management, LP
875 Third Avenue
New York, New York 10022

Attn: Valerie Romeo

For additional information:
Phone: (212) 201-2500
Fax: (212) 201-2525

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal dated __________________.

Such tender was in the amount of:	$_____________________

Date:

SIGNATURES:

INDIVIDUALS AND JOINT TENANTS:	ENTITIES:

Signature	Please Print or Type Name of Investor

By:
(Please Print or Type Name)	Signature

Signature of Joint Tenant	(Please Print or Type Name of Signatory)

(Please Print or Type Name)	Title:

D-1